Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (April 24, 2025)

Interpublic Announces First Quarter 2025 Results

•Total revenue of $2.3 billion, including billable expenses
•Revenue before billable expenses ("net revenue") of $2.0 billion
•Organic net revenue decrease of -3.6% due to prior-year client account activity
•Reported net loss was $85.4 million, which includes pre-tax expense of $203.3 million for previously announced strategic restructuring actions
•Adjusted EBITA before restructuring charges and deal costs was $186.5 million with margin of 9.3% on revenue before billable expenses
•Diluted loss per share of $0.23 as reported and diluted earnings per share of $0.33 as adjusted

Philippe Krakowsky, CEO of Interpublic:

“Results in the first quarter were consistent with our expectations. As we previously indicated, account activity over the prior twelve-month period will weigh on this year, though that impact was lessened in the quarter by sound underlying performance, with notable growth at IPG Mediabrands, Deutsch and Golin, as well as growth at Acxiom. Financial discipline remained strong, evidenced by our 9.3% adjusted EBITA margin in our smallest seasonal quarter.

“We also began the year with significant progress on the transformational restructuring of our business — driving change within corporate functions and enhancing our service offerings in areas such as production and analytics through greater consolidation into centers of excellence. The long-term financial benefits of our transformation will exceed our original estimates and therefore accrue to the newly merged company once our transaction with Omnicom is complete, given that there is almost no overlap between our current standalone efforts and the synergies that have been identified and communicated in connection with the integration of the two companies.

“Since our previous quarterly call, macro developments have moved front-and-center for all businesses. The implications of potential policy changes vary widely for companies across industries and geographies, and we are working closely with our clients in considering the decisions they may need to make when it comes to channel choices, investment levels, and the best mix of marketing disciplines required to deliver business outcomes in more uncertain economic circumstances.

“Notably, Acxiom provides clients with a data and identity resolution foundation that is unsurpassed in our industry and central to helping businesses succeed in any macro environment. Our agencies access this data to identify audiences and opportunities, powering
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

personalized communications through our growing integration of AI into all facets of our business. This, in turn, results in unique and highly relevant customer experiences that drive measurable business outcomes for marketers.

“Looking ahead, for the full year we continue to forecast an organic decrease in revenue of 1% to 2% and adjusted EBITA margin of 16.6%. The strength of our balance sheet positions us well to deliver on our long-standing commitment to capital returns, while continuing to augment our offerings and asset mix. We also remain on track to close the acquisition by Omnicom in the back-half of this year. The resulting combination will be uniquely positioned to grow our clients' businesses in a rapidly changing environment, empower our people, and drive significant value for all of our stakeholders."

Summary

Revenue
•First quarter 2025: Total revenue, which includes billable expenses, was $2.32 billion, compared to $2.50 billion in the first quarter of 2024.
•Revenue before billable expenses ("net revenue") was $2.00 billion, a reported decrease of 8.5% from the first quarter of 2024, which reflects a net decrease due to strategic dispositions of 3.7%, an organic decrease of 3.6%, and a negative impact of foreign currency translation of 1.2%, compared to the first quarter of 2024.

Operating Results
•In the first quarter of 2025, operating loss was $42.0 million, including charges for previously announced strategic restructuring of $203.3 million, compared to operating income of $184.2 million in 2024. Adjusted EBITA before restructuring charges and deal costs was $186.5 million compared to $205.5 million for the same period in 2024. First quarter 2025 margin of adjusted EBITA before restructuring charges and deal costs was 9.3% on revenue before billable expenses.
•In the first quarter of 2025, management initiated restructuring actions, as previously announced, which are designed to transform our business, enhance our offerings and drive significant structural expense savings. Restructuring charges were $203.3 million in the first quarter of 2025.
•Net restructuring charges of $0.6 million in the first quarter of 2024, were related to adjustments to our restructuring actions taken in 2020 and 2022.
•Refer to reconciliations in the appendix within this press release for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results
•In the first quarter of 2025, the income tax benefit was $9.2 million on loss before income taxes of $94.4 million.
•First quarter 2025 net loss available to IPG common stockholders was $85.4 million, resulting in a loss of $0.23 per basic share and diluted share compared to earnings of $0.29 per basic share and diluted share for the same period in 2024. Adjusted earnings were $0.33 per diluted share as adjusted for after-tax amortization of acquired intangibles of $16.2 million, after-tax restructuring charges of $153.7 million, after-tax deal costs of $4.6 million and an after-tax loss of $34.9 million on the sales of businesses. This compares to adjusted earnings of $0.36 per diluted share a year ago.
•Refer to reconciliations in the appendix within this press release for further detail.

Operating Results

Revenue
Revenue before billable expenses of $2.00 billion in the first quarter of 2025 decreased 8.5% compared with the same period in 2024. Compared to the first quarter of 2024, the effect of foreign currency translation was negative 1.2%, the impact of net dispositions was negative 3.7%, and the resulting organic decrease of net revenue was 3.6%.

Operating Expenses
In the first quarter of 2025, total operating expenses, excluding billable expenses, restructuring charges, deal costs and amortization of acquired intangibles decreased 8.5% when compared with the same period in 2024.

In the first quarter of 2025, staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, decreased to 70.9% compared to 72.1% for the same period in 2024. Total salaries and related expenses in the first quarter of 2025 were $1.41 billion, a decrease of 10.1% from a year ago. The decrease was primarily driven by decreased base salaries, benefits and tax, as well as decreases in severance and temporary help expenses, partially offset by an increase in performance-based employee compensation expense.

In the first quarter of 2025, office and other direct expenses as a percentage of revenue before billable expenses increased to 16.0% compared to 14.8% for the same period in 2024. Office and other direct expenses were $319.2 million in the first quarter of 2025, a decrease of 0.9% from a year ago, mainly due to decreases in occupancy expense, partially offset by increases in technology & software expense.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Selling, general and administrative ("SG&A") expenses increased by $2.4 million to $40.4 million in the first quarter of 2025 when compared with the same period in 2024. SG&A expenses include $4.8 of deal costs incurred during the first quarter of 2025 related to the planned acquisition of IPG by Omnicom.

Depreciation and amortization expense decreased by $4.2 million to $61.0 million in the first quarter of 2025 when compared with the same period in 2024.

In the first quarter of 2025, management initiated restructuring actions, as previously announced, which are designed to transform our business, enhance our offerings and drive significant structural expense savings. Restructuring charges were $203.3 million in the first quarter of 2025. Actions are expected to be completed by the end of 2025. Net restructuring charges of $0.6 million in the first quarter of 2024 were related to adjustments to our restructuring actions taken in 2020 and 2022.

Non-Operating Results and Tax
Net interest expense increased by $1.4 million to $15.5 million in the first quarter of 2025 from a year ago.

Other expense, net was $36.9 million in the first quarter of 2025, and primarily related to losses on sales of businesses.

The income tax provision in the first quarter of 2025 was a benefit of $9.2 million on loss before income taxes of $94.4 million, compared to an income tax provision of $47.3 million for the first quarter of 2024 on income before income taxes of $160.6 million.

Balance Sheet
At March 31, 2025, cash and cash equivalents totaled $1.87 billion, compared to $2.19 billion at December 31, 2024 and $1.93 billion on March 31, 2024. Total debt was $2.96 billion at March 31, 2025, compared to $2.96 billion at December 31, 2024.

Share Repurchase Program
During the first quarter of 2025, the Company repurchased 3.4 million shares of its common stock at an aggregate cost of $90.0 million and an average price of $26.39 per share, including fees.

Common Stock Dividend
During the first quarter of 2025, the Company declared and paid a common stock cash dividend of $0.330 per share. Total dividends paid during the quarter were $125.3 million.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Initiative, IPG Health, IPG Mediabrands, Jack Morton, KINESSO, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Global, Octagon, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.7 billion in 2024.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding goals, intentions and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “intend,” “could,” “would,” “should,” “will likely result” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

On December 8, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omnicom Group Inc. (“Omnicom”), pursuant to which a merger subsidiary of Omnicom will merge with and into IPG, with IPG surviving the merger as a direct wholly owned subsidiary of Omnicom. The forward-looking statements in this report, other than the statements regarding the proposed merger transaction with Omnicom, do not assume the consummation of the proposed transactions unless specifically stated otherwise.

Actual results and outcomes could differ materially for a variety of reasons, including, among others:

◦risks relating to the pending merger transaction with Omnicom, including: the occurrence of any event, change, or other circumstances that could delay or prevent closing of the proposed transactions with Omnicom, or give rise to the termination of the Merger Agreement; unanticipated costs or restrictions resulting from regulatory review of the merger transactions; restrictions on our business activities imposed by the Merger Agreement; costs incurred in connection with the merger and subsequent integration with Omnicom; litigation risks relating to the merger; any failure to integrate successfully the business and operations of Omnicom and IPG in the expected time frame, to realize all of the anticipated benefits of the combination or to effectively manage the combined companies’ expanded operations; and any merger-related loss of clients, service providers, vendors, or other business counterparties;
◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦our ability to attract new clients and retain existing clients; including as a result of the announced merger transaction with Omnicom;
◦our ability to retain and attract key employees; including as a result of the announced merger transaction with Omnicom;
◦unanticipated changes in the competitive environment in the marketing and communications services industry, including risks and challenges from new or developing technologies such as artificial intelligence (AI);
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦the economic or business impact of military or political conflict in key markets; or any significant market disruptions as a result of factors like public health crises;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy;
◦the impact on our business as a result of general or directed cybersecurity events; and
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy, and potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2025 AND 2024 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended March 31,
	2025	2024	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$1,996.3	$2,182.9	(8.5)%
Billable Expenses	326.3	313.0	4.2%
Total Revenue	2,322.6	2,495.9	(6.9)%

Operating Expenses:
Salaries and Related Expenses	1,414.4	1,572.8	10.1%
Office and Other Direct Expenses	319.2	322.1	0.9%
Billable Expenses	326.3	313.0	(4.2)%
Cost of Services	2,059.9	2,207.9	6.7%
Selling, General and Administrative Expenses	40.4	38.0	(6.3)%
Depreciation and Amortization	61.0	65.2	6.4%
Restructuring Charges	203.3	0.6	>(100)%
Total Operating Expenses	2,364.6	2,311.7	(2.3)%
Operating Income (Loss)	(42.0)	184.2	>(100)%

Expenses and Other Income:
Interest Expense	(50.1)	(62.8)
Interest Income	34.6	48.7
Other Expense, Net	(36.9)	(9.5)
Total (Expenses) and Other Income	(52.4)	(23.6)

Income (Loss) Before Income Taxes	(94.4)	160.6
Provision for Income Taxes	(9.2)	47.3
Income (Loss) of Consolidated Companies	(85.2)	113.3
Equity in Net Income (Loss) of Unconsolidated Affiliates	(0.1)	0.3
Net Income (Loss)	(85.3)	113.6
Net Income Attributable to Non-controlling Interests	(0.1)	(3.2)
Net Income (Loss) Available to IPG Common Stockholders	$(85.4)	$110.4

Earnings (Loss) Per Share Available to IPG Common Stockholders:
Basic	$(0.23)	$0.29
Diluted	$(0.23)	$0.29

Weighted-Average Number of Common Shares Outstanding:
Basic	372.5	378.4
Diluted	375.0	380.6

Dividends Declared Per Common Share	$0.330	$0.330

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2025
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Deal Costs[2]	Net Losses on Business Dispositions[3]	Adjusted Results (Non-GAAP)
Operating Income/(Loss) and Adjusted EBITA before Restructuring Charges & Deal Costs[4]	$(42.0)	$(20.4)	$(203.3)	$(4.8)		$186.5

Total (Expenses) and Other Income[5]	(52.4)				$(36.4)	(16.0)
Income/(Loss) Before Income Taxes	(94.4)	(20.4)	(203.3)	(4.8)	(36.4)	170.5
Provision for (Benefit of) Income Taxes	(9.2)	4.2	49.6	0.2	1.5	46.3
Equity in Net Loss of Unconsolidated Affiliates	(0.1)					(0.1)
Net Income Attributable to Non-controlling Interests	(0.1)					(0.1)
Net Income/(Loss) Available to IPG Common Stockholders	$(85.4)	$(16.2)	$(153.7)	$(4.6)	$(34.9)	$124.0

Weighted-Average Number of Common Shares Outstanding - Basic	372.5					372.5
Dilutive effect of stock options and restricted shares	2.5					2.5
Weighted-Average Number of Common Shares Outstanding - Diluted	375.0					375.0

Earnings/(Loss) per Share Available to IPG Common Stockholders[6]:
Basic	$(0.23)	$(0.04)	$(0.41)	$(0.01)	$(0.09)	$0.33
Diluted	$(0.23)	$(0.04)	$(0.41)	$(0.01)	$(0.09)	$0.33

[1] Restructuring charges for the three months ended March 31, 2025 relate to new actions, including severance, lease terminations, and other restructuring items designed to drive significant structural expense savings.

[2] Consists of deal costs recorded in the first quarter of 2025 related to the planned acquisition of IPG by Omnicom.
[3] Primarily relates to net losses as a result of complete dispositions of businesses.
[4] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges and Deal Costs on page A3 in the appendix.
[5] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[6] Earnings/(Loss) per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended March 31,
	2025	2024

Revenue Before Billable Expenses	$1,996.3	$2,182.9

Non-GAAP Reconciliation:
Net Income (Loss) Available to IPG Common Stockholders	$(85.4)	$110.4

Add Back:
Provision for Income Taxes	(9.2)	47.3
Subtract:
Total (Expenses) and Other Income	(52.4)	(23.6)
Equity in Net Income (Loss) of Unconsolidated Affiliates	(0.1)	0.3
Net Income Attributable to Non-controlling Interests	(0.1)	(3.2)
Operating Income (Loss)	(42.0)	184.2

Add Back:
Amortization of Acquired Intangibles	20.4	20.7

Adjusted EBITA	$(21.6)	$204.9
Adjusted EBITA Margin on Revenue before Billable Expenses %	(1.1)%	9.4%

Restructuring Charges	203.3	0.6
Deal Costs	4.8	—

Adjusted EBITA before Restructuring Charges and Deal Costs	$186.5	$205.5
Adjusted EBITA before Restructuring Charges and Deal Costs Margin on Revenue before Billable Expenses %	9.3%	9.4%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2024
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$184.2	$(20.7)	$(0.6)		$205.5

Total (Expenses) and Other Income[3]	(23.6)			$(6.8)	(16.8)
Income Before Income Taxes	160.6	(20.7)	(0.6)	(6.8)	188.7
Provision for Income Taxes	47.3	4.2	0.1	(1.1)	50.5
Equity in Net Income of Unconsolidated Affiliates	0.3				0.3
Net Income Attributable to Non-controlling Interests	(3.2)				(3.2)
Net Income Available to IPG Common Stockholders	$110.4	$(16.5)	$(0.5)	$(7.9)	$135.3

Weighted-Average Number of Common Shares Outstanding - Basic	378.4				378.4
Dilutive effect of stock options and restricted shares	2.2				2.2
Weighted-Average Number of Common Shares Outstanding - Diluted	380.6				380.6

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.29	$(0.04)	$(0.00)	$(0.02)	$0.36
Diluted	$0.29	$(0.04)	$(0.00)	$(0.02)	$0.36

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A3 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A4